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                                                                    EXHIBIT 23.2
                                                                    ------------



                         Consent of Independent Auditors
                         -------------------------------



The Board of Directors
Fair, Isaac and Company, Incorporated:

We consent to incorporation by reference in this registration statement on Form S-8 of Fair, Isaac and Company, Incorporated and subsidiaries of our reports dated October 29, 1998, relating to the consolidated balance sheets of Fair, Isaac and Company, Incorporated and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1998, and the related schedule, which reports appear or are incorporated by reference in the September 30, 1998, annual report on Form 10-K of Fair, Isaac and Company, Incorporated, and subsidiaries.



                                      /s/ KPMG LLP


San Francisco, California
July 26, 1999